                             RESORTS INTERNATIONAL, INC.
                                  1133 Boardwalk
                           Atlantic City, New Jersey  08401


                                          As of November 30, 1993


Sun International Hotels Limited
c/o Sun International Management (U.K.) Ltd.
Gravel Hill, Badgemore House
Henley-On-Thames
Oxfordshire RG9 4NR
United Kingdom

          Re:  PURCHASE AGREEMENT DATED AS OF OCTOBER 11, 1993

Dear Sirs:

          The undersigned, Resorts International, Inc. ("RII") and Sun International Hotels Limited ("BUYER") are parties to that certain Purchase Agreement dated as of October 11, 1993, as amended (the "PURCHASE AGREEMENT"), regarding the purchase of the capital stock of Resorts International (Bahamas) 1984 Limited and certain assets of RII and the RII Paradise Subsidiaries. All capitalized terms used in this letter agreement without definition shall have the meanings ascribed to them in the Purchase Agreement.

          The purpose of this letter agreement is to amend further the Purchase Agreement to reflect certain changes to the terms of the transactions described therein.

          1. Section 2.05(c) of the Purchase Agreement is hereby deleted and is hereby replaced with the following:

               "(c) If the Adjusted Working Capital of the Paradise Island Business plus the Adjusted Cash shown on the Closing Date Balance Sheet plus any amount paid to Buyer pursuant to Section 2.05(b) shall be greater than $12 million plus the EBITDA Adjustment, on the Adjustment Date (as defined below) Buyer shall pay to RII the difference in immediately available funds, together with interest on such amount at the Applicable Rate from and including the Closing Date to but excluding the Adjustment Date. If the Adjusted Working Capital of the Paradise Island Business plus the Adjusted Cash shown on the Closing Date Balance Sheet plus any amount paid to Buyer pursuant to Section 2.05(b) shall be less than $12 million plus the EBITDA Adjustment, on the Adjustment Date RII shall pay to Buyer the difference in immediately available funds, together with interest on such amount at the Applicable Rate from and including the Closing Date to but excluding the Adjustment Date


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For purposes of the foregoing, "Adjustment Date" shall mean (i) if Buyer does not disagree in any respect with the Preliminary Closing Date Balance Sheet, the 10th day following Buyer's receipt of the Preliminary Closing Date Balance Sheet or (ii) if Buyer shall disagree in any respect with the Preliminary Closing Date Balance Sheet, the third Business Day following either the resolution of such disagreement by the parties or a final determination by the Accounting Arbitrator in accordance with Section 2.05(a)."

          2. Section 6.01 of the Purchase Agreement is hereby amended by the addition of the following two paragraphs at the end of such Section 6.01:

          "Buyer hereby acknowledges that, notwithstanding anything in the Purchase Agreement to the contrary, the amendment to Section 2.05(c) contained in the letter agreement dated as of November 30, 1993, between RII and Buyer, provides for an additional $2,000,000 in combined Adjusted Working Capital and Adjusted Cash (compared to the amount originally contemplated by the Purchase Agreement). Buyer further acknowledges and agrees that it promptly will use, or consent in the Company's use of, such additional cash or working capital primarily for the purpose of making capital improvements or repairs to Paradise Island Assets, which capital improvements or repairs are, in Buyer's good faith belief, necessary or desirable for the safe and sanitary use or operation of such Paradise Island Assets; PROVIDED, HOWEVER, that no capital expenditures in respect of the matters described herein shall be made prior to January 1, 1994. Notwithstanding the foregoing, Buyer hereby approves and authorizes the Company or its Affiliates to make before January 1, 1994 capital expenditures in an amount not to exceed $222,902 in the aggregate related to the purchase of certain fire equipment to be used in the Paradise Island Business. RII and Buyer further acknowledge and agree that any portion of such capital expenditures for fire equipment that is made before January 1, 1994 shall be deemed an approved capital expenditure and treated as expended after January 1, 1994 for purposes of calculating the EBITDA Adjustment.

          RII and Buyer hereby acknowledge that, notwithstanding anything in the Purchase Agreement to the contrary, RII or its Affiliates shall be permitted under the Purchase Agreement, between the date hereof and the Closing Date, to cease to operate any and all "progressive slot machines" located at the Paradise Island Resort and Casino with respect to which RII or its Affiliates have requested approval to cease operations from the regulatory authorities of the Bahamian government as of the date hereof; PROVIDED, HOWEVER, that until and as of the Closing Date (i) the "progressive slot machine" having an accrue


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liability as of the date hereof of approximately $195,000 (the "CLAUSE (i)
SLOT MACHINE") shall continue to be operated at the Paradise Island Resort and Casino, (ii) RII or its Affiliates shall not have reversed the current accrued liability relating to the Clause (i) Slot Machine, which liability shall be reflected on the Preliminary Closing Date Balance Sheet and the Closing Date Balance Sheet, and (iii) RII or its Affiliates may reverse any other current accrued liabilities relating to all or any of such "progressive slot machines" (other than the Clause (i) Slot Machine), provided that the requisite approvals to cease the operation thereof have been obtained from the regulatory authorities of the Bahamian government by December 13, 1993."

          3. Section 4.07 and Schedule 4.07 of the Purchase Agreement are hereby amended by the addition of the following language at the end thereof:

          "RII and Buyer hereby acknowledge that, notwithstanding anything in the Purchase Agreement to the contrary: (i) the Company or its Affiliate has sold a tract of land comprised of approximately .63 acres on Paradise Island, The Bahamas, which property was included in the definition of "Paradise Island Assets" set forth in the Purchase Agreement, for aggregate proceeds of approximately $445,000 (net of related transfer taxes, expenses and fees) (the "SALE PROCEEDS"); (ii) the Sale Proceeds are currently held, and will continue to be held until the Closing Date, by the Company or its Affiliates; (iii) the Sale Proceeds shall remain with the Company at the Closing; (iv) the Sale Proceeds shall be deemed to be included in the definition of "Paradise Island Assets" in lieu of the real property described above; and (v) the Sale Proceeds shall be excluded from the calculation of Adjusted Cash and Target Adjusted Cash under the Purchase Agreement, each of which shall be calculated without reference to the Sale Proceeds."

          Except as expressly amended hereby, the Purchase Agreement shall remain and continue in full force and effect. This letter agreement may be executed in one or more counterparts (or with counterpart signature pages), each of which when executed shall be deemed to be an original but all o


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which taken together shall constitute one and the same agreement.

                                        Very truly yours,

                                        RESORTS INTERNATIONAL, INC.


                                        By: /s/ Christopher D. Whitney
                                            ---------------------------


Accepted, acknowledged and agreed to:

SUN INTERNATIONAL HOTELS LIMITED


By:  /s/ Howard B. Kerzner
     ----------------------
     Name:
     Title:


Consented to, as contemplated by
Section 10.05 of the Purchase Agreement:

FIDELITY MANAGEMENT & RESEARCH COMPANY


By:  /s/ Daniel Harmetz
     ----------------------
     Name:
     Title:


TCW SPECIAL CREDITS


By:   TCW Asset Management Co., its
      managing partner



By:  /s/ Bruce A. Karsh
     ----------------------
     Name:
     Title:



By:  /s/ Kenneth Liang
     ----------------------
     Name:
     Title:


Seq. 4 of 5 1/17/94 8:13 AM
EX10_55B.DOC